EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 22, 2002 on Iron Mountain Europe Limited's consolidated financial statements, included in Iron Mountain Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 21, 2002 and to all references to our Firm included in this registration statement.




                                                         /s/ RSM Robson Rhodes

Birmingham, England
May 22, 2002